Exhibit 99.1

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Announces Listing Transfer from Nasdaq Global Market to Nasdaq Capital Market and Board Approval of one-for-ten Reverse Split

Wuxi, Jiangsu Province, China – December 30, 2011 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily for the wind power industry as well as solar and other industries, today announced that its common stock is trading on The Nasdaq Capital Market, effective December 29, 2011. The common stock had been traded on The Nasdaq Global Market to the Nasdaq Capital Market. The trading of the Company's common stock on the Nasdaq Capital Market effective on December 29, 2011. The change does not effect the Company’ trading symbol, “CLNT.”

The transfer to The Nasdaq Capital Market was made at the request of the Company since the Company did not meet the minimum market value of publicly traded shares requirement of $5,000,000 on The Nasdaq Global Market.  The Company meets the minimum market value of publicly traded shares for The Nasdaq Capital Market.

The Company’s board of director approved, subject to stockholder approval, a one-for-ten reverse split of its common stock and a reduction in the number of authorized shares of common stock from 150,000,000 to 50,000,000 and preferred stock from 60,000,000 to 30,000,000.  The reverse split and change in authorized capital stock will be submitted to the Company’s stockholders at a special meeting of stockholders, which it expects to be held in February 2012.  The one-for-ten reverse split supersedes a previously approved one-for-five reverse split.

About Cleantech Solutions International

Cleantech Solutions supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. For more information visit our website at http://www.cleantechsolutionsinternational.com. Information contained on our website and any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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